Exhibit 10.3
Binding Memorandum of Understanding
This is a binding Memorandum of Understanding (MOU) between Golden Phoenix (GPXM) and Win-Eldrich Gold Inc. (WEG) regarding the purchase of 100% of GPXM interest in the Ashdown Project LLC (LLC). The general terms of this MOU are modified and agreed to by the boards of GPXM and WEG as of February 28, 2009.  The MOU is subject to TSX venture approval and financing.

The terms of the purchase include:

•	WEG agrees to pay GPXM $5,300,000 and assumes 100% of all obligations and liabilities held by the Ashdown Project LLC unless otherwise noted.

•	GPXM will hold a Note for the $5,300,000 purchase price with a 72 month term.

•
$1,500,000 of the Note will hold a first secured position against all assets of the LLC and 100% of the Membership interest in the LLC and the remaining $3,800,000 will be secured in a second position.

•
WEG will have an additional $1,500,000 to assign in the first secured position (total of $3,000,000) to accommodate new investors into the Project.  Assignment of this security will be at its sole discretion.

•	Interest rate on the Note will be calculated on a quarterly basis at the prime plus 2% and capped at a maximum interest rate of 10% and will commence from the date of the definitive agreement.

•	No principle payments are due until April 1, 2010.

•	Interest will begin to accrue April 1, 2009, and principle and interest payments will be payable on a monthly basis beginning on April 1, 2010.

•	Definitive Purchase Agreement to close no later than April 1, 2009.

•	All litigation between the WEG and GPXM is terminated upon signing of the definitive agreement.

•	GPXM will retain no (NSR) net smelter royalty encumbrance against the property.

•	GPXM will have the right to appoint a representative to the WEX BOD, and WEX will have the right to appoint a representative to the GPXM BOD.

/s/ David A. Caldewell	/s/ Perry D. Muller
David A. Caldwell	Perry D. Muller
CEO	President
Golden Phoenix Minerals Inc.	Win-Eldrich Gold, Inc.
2/25/2009	2/25/2009

/s/ Thomas Klein

Witness
2/25/2009

Binding Employment Side Letter Agreement

1.	GPXM will be responsible for any remaining contractual payments including severance payments and expense reports due to Kent Aveson and David Tretbar.
2.	WEG will be responsible for all payroll obligations that were made after November 9th, 2008, including payment of all currently outstanding payroll taxes due.
3.	Any Employees hired and/or rehired after November 14th, 2008 will be the responsibility of WEG.

/s/ David A. Caldewell	/s/ Perry D. Muller
David A. Caldwell	Perry D. Muller
CEO	President
Golden Phoenix Minerals Inc.	Win-Eldrich Gold, Inc.
2/25/2009	2/25/2009

/s/ Thomas Klein

Witness
2/25/2009

Binding Side Letter Agreement for Assumption of Liabilities and other Issues

1.
All documents including (accounting documents, permitting documents, loan/lease documents, and any geological materials including maps, core samples, and etc. pertaining to the project) in GPXM’s control relating to Ashdown will need to be transferred over to Win-Eldrich.

2.
Any Equipment that GPXM is a guarantor on will need to have best efforts done to remove them as guarantor as soon as reasonably possible.  WEG will notify GPXM if they lapse on current payment for any of the lease/loan agreements.

3.
WEG will be responsible for up to $100,000 of the payments and liabilities due to Retrievers LLC.  In return GPXM will get a release from Retrievers LLC of all claims and title to the Ashdown Mill.  Retrievers LLC will then have the right to piggy back onto GPXM’s security in the Ashdown Property.

4.	GPXM will be taking care of Ashdown Milling Company LLC’s production payment contract and no NSRs will be attached to the property.
5.	The leased assets in Exhibit A will be transferred to Ashdown Project LLC.
6.	All Leases and Loans against the 2 Muckers, 2 Trucks, and 2 Telehandlers will be maintained current and in good standing.
7.	The loan balance of $160,230 and any accrued interest between GPXM and Ashdown Project LLC will be forgiven.
8.	GPXM and WEG agree to evenly split all year-end costs for legal and accounting related to the sale and to the preparation of the year-end financials (including audit costs etc.).
9.	Any unknown liabilities that may have been incurred prior to November 9th, 2008 and that may present themselves within the next twelve months will be shared equally between GPXM and WEG.
10.	GPXM will have prepared a definitive agreement by no later than March 6, 2009.

/s/ David A. Caldwell	/s/ Perry D. Muller
David A. Caldwell	Perry D. Muller
CEO	President
Golden Phoenix Minerals Inc.	Win-Eldrich Gold, Inc.
2/25/2009	2/25/2009

/s/ Thomas Klein

Witness
2/25/2009

Golden Phoenix Minerals
Assets Leased to Ashdown Project
Exhibit "A"
Description	ID	LPN
Mucker
Driscopipe Welder
2004 GMC w/camper shell - silver	2GTEK19T341339087	030RVB
2002 C&B Utility Trailer	4JUUS16202N008561	46368M
2001 GMC Sierra K1500 - gray	1GTEK19TX1E162032	467NVE
2001 GMC Sierra - blue	1GTEK19TX1E166419	466NVE
1999 Chev 1 Ton Crewcab - white	1GCHK33J6XF041579	015PYW
1991 Dodge Ram Wagon - Red	2B5WB35ZOMK457711	166SEA
Whisperwatt 25KVA Generator	MQ25 3664809
1989 Ford Van - tan	1F8JS31H3KHC03350	715SVK
Total Lease Cost